Exhibit 10.2

MODIFICATION NO 1. TO

LOAN AND SECURITY AGREEMENT

This Modification No. 1 to Loan and Security Agreement (this “Modification”) is entered into as of September 30, 2015 (the “Modification Effective Date”), by and between Partners for Growth IV, L.P., a Delaware limited partnership with its principal place of business at 150 Pacific Avenue, San Francisco, California 94111 (“PFG”) and Sonic Foundry, Inc., a Maryland corporation with its principal place of business at 222 W. Washington Avenue, Madison, WI 53703 (“Borrower”). This Modification amends that certain Loan and Security Agreement between PFG and Borrowers dated as of May 14, 2015 (the “Loan Agreement”). The Loan Agreement is modified herein for the purposes of adjusting the financial covenants set forth in Section 5 of the Schedule and related terms and definitions.

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: As of the Modification Effective Date, Borrower is indebted to PFG for the Obligations pursuant to the Loan Documents in the aggregate principal amount $1,500,000, all of which is outstanding and unpaid. Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral, as described in the Loan Agreement, in that certain Intellectual Property Security Agreement and related Collateral Agreements and Notices of even date with the Loan Agreement (the “IP Agreement”) and the other Loan Documents entered into on the dates of the Loan Agreement and the Loan Agreement. The above-described security documents, together with all other documents securing and/or perfecting security interests in the repayment of the Obligations, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations are referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGES IN TERMS. As from the Modification Effective Date:

3.1 Definitions. The definitions of “Debt Service” and “DSC” (in relation to “Ratio”) are hereby deleted in their entirety from Section 7 of the Loan Agreement and Section 5 of the Schedule, respectively, and the terms “Modification” and “Modification Effective Date” are hereby added to Section 7 of the Loan Agreement, each in its applicable alphabetical order.

3.2 New Financial Covenant. Section 5(a) (Debt Service Coverage (“DSC”) Ratio) is deleted with effect from the Modification Effective Date and replaced with the following:

“(b)	Minimum EBITDA:	Commencing with the period ending September 30, 2015, measured as of the last day of each fiscal quarter, on a trailing six (6) month basis ending as of the date of measurement, Borrower shall maintain (i) EBITDA plus (ii) the net change in Deferred Revenue during such measurement period, of at least $1.00.”

3.3 Modification of Minimum Liquidity Financial Covenant. The first clause of Section 5(b) of the Schedule is hereby amended to read in its entirety as follows:

“(b)	Minimum Liquidity:	Borrower shall maintain a minimum Liquidity Ratio at all times, tested with respect to Borrower only on a monthly basis, of at least 1.50:1.00.”

3.4 Update to Compliance Certificate. The Compliance Certificate is amended and superseded in the form appended to this Modification as Exhibit A.

4. PAYMENT OF FEES AND EXPENSES. Borrower shall pay promptly upon invoice all of PFG’s reasonable and documented out-of-pocket costs and expenses in connection with this Modification.

5.	BORROWERS’ REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent qualified in the updated Representations deliverable to PFG on or before the Modification Effective Date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Modification and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Modification and the performance by Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Modification has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with the terms of this Modification, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f) as of the date hereof, Borrower has no defenses against its obligation to repay the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents;

(g) the Security Documents relating to Intellectual Property either disclose an accurate, complete and current listing of all Collateral that consists of Intellectual Property; and

(h) Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Representations dated as the Modification Effective Date, appended as Exhibit B hereto, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to PFG therein remain true, correct, accurate and complete as of the Modification Effective Date.

Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG’s agreement to modifications to the existing Obligations in no way shall obligate PFG to make any future consents, waivers or modifications to the Obligations. Nothing in this Modification shall constitute a satisfaction of the Obligations or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers, if any, of the Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

7. CONDITIONS. The effectiveness of this Modification is conditioned upon each of:

7.1 Execution and Delivery. Borrower and Guarantor shall have duly executed and delivered a counterpart of this Modification to PFG.

7.2 Constitutional and Authority Documents. To the extent the same may have been modified or superseded or are no longer accurate since the date of the Loan Agreement, PFG shall have received copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof, (ii) any necessary resolutions of Borrower authorizing the execution and delivery of this Modification, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower.

7.3 Lender Expenses. Borrower shall have promptly paid all Lender Expenses invoiced by PFG.

The failure of any of the conditions set forth in this Section 7 shall constitute an immediate Event of Default.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF EXISTING LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Existing Loan Document and all security or other collateral granted to PFG thereunder, and confirms that the Indebtedness secured thereby includes, without limitation, the Obligations.

10. FURTHER ASSURANCES. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

11. INTEGRATION; CONSTRUCTION. This Modification, the Loan Agreement and the Existing Loan Documents (as modified) and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; provided, however, that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The Existing Loan Documents are hereby amended wherever necessary to reflect the modifications set forth in this Modification. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification. This Modification is subject to the General Provisions of Section 8 of the Loan Agreement.

12. GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California, in connection with any proceeding or dispute arising in connection herewith.

[Signature Page Follows]

This Modification is executed as of the date first written above.

Borrower:		PFG:

SONIC FOUNDRY, INC.		PARTNERS FOR GROWTH IV, L.P.

By	/s/ Ken Minor	By	/s/ Jason Georgatos
	Chief Financial Officer	Name:	Jason Georgatos
Title: Manager, Partners for Growth IV, LLC, its General Partner

Signature Page to PFG - Sonic Foundry, Inc. Modification No. 1 to Loan and Security Agreement

Exhibit A – Updated Compliance Certificate

Attached.